                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      The Coast Distribution System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                      THE COAST DISTRIBUTION SYSTEM, INC.
                              350 WOODVIEW AVENUE
                         MORGAN HILL, CALIFORNIA 95037
                                 (408) 782-6686
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the "Company"), will be held at the Executive Offices of the Company, 350 Woodview Avenue, Morgan Hill, California, on Tuesday, July 27, 1999, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     (1) To elect the following Class II nominee to serve as a director of the Company for a term of three years or until his successor is elected and has qualified:

                                 John W. Casey

     (2) To approve the Company's 1999 Stock Incentive Plan (the "1999 Plan") which authorizes the grant, to officers, other key employees and directors, of options and rights to purchase up to an aggregate of 300,000 shares of common stock of the Company; and

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on June 18, 1999 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Sandra A. Knell
                                          Secretary

June 29, 1999

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. STOCKHOLDERS ATTENDING THE MEETING WHOSE SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE WHO DESIRE TO VOTE THEIR SHARES AT THE MEETING SHOULD BRING WITH THEM A PROXY OR LETTER FROM THAT FIRM CONFIRMING THEIR OWNERSHIP OF SHARES.

                      THE COAST DISTRIBUTION SYSTEM, INC.
                              350 WOODVIEW AVENUE
                         MORGAN HILL, CALIFORNIA 95037
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 1999
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, Inc., a Delaware corporation (the "Company"), for use at its 1999 Annual Meeting of Stockholders to be held on Tuesday, July 27, 1999, at 10:00 A.M., at the executive offices of the Company, 350 Woodview Avenue, Morgan Hill, California 95037. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 350 Woodview Avenue, Morgan Hill, California 95037, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the election, as a director, of the nominee named in this Proxy Statement and "FOR" approval of the 1999 Stock Incentive Plan. This Proxy Statement is first being mailed to stockholders on or about June 29, 1999.

                               VOTING SECURITIES

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on June 18, 1999 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 4,458,141 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. For any matter, other than the election of directors, that requires the affirmative vote of a majority of the shares present and voting at the annual meeting, an abstention will have the same effect as a vote against a proposal and a broker non-vote will not be counted as having been voted on such matter and, therefore, will have no effect on the outcome of a proposal.

     All stockholders entitled to vote at the Annual Meeting of Stockholders may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such stockholder, and those votes may be cast for a single candidate for director or distributed among as many candidates as such stockholder desires. However, in accordance with the applicable provisions of the Company's Certificate of Incorporation, no stockholder may cumulate votes for any candidate for director unless the name of such candidate is placed in nomination before the voting and any stockholder, before the voting, gives oral or written notice to the Secretary of the Company at the Annual Meeting of such stockholder's intention to cumulate his or her votes. If such notice is given by any stockholder entitled to vote at the Annual Meeting, then every stockholder entitled to vote at the Annual Meeting will be entitled to cumulate his or her votes in the election of directors. The proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes and to allocate such votes among the nominees of the Board of Directors as such proxy holders deem appropriate so that, if shares are voted cumulatively in the election of directors, the maximum number of such nominees will be elected. Such proxy holders do not intend to cumulate votes at the Annual Meeting, but they reserve the right to do so if cumulative voting is properly elected by a stockholder of the Company that is not one of such proxy holders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of June 18, 1999, information regarding the ownership of the Company's outstanding common stock by each person known to management to own, beneficially or of record, more than five percent (5%) of the common stock and by each director and executive officer of the Company and all directors and officers of the Company as a group.

                                                        AMOUNT AND NATURE OF        PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)      OF CLASS
        ------------------------------------           -----------------------      --------
Thomas R. McGuire....................................         678,829(2)              15.2%
  350 Woodview Avenue
  Morgan Hill, CA 95037
Dimensional Fund Advisors Inc. ......................         404,600(3)               9.1%
  1299 Ocean Avenue
  Santa Monica, CA 90401
John E. Turco........................................         222,192(4)               4.9%
Louis B. Sullivan....................................         118,570(4)               2.6%
John W. Casey........................................           9,000(4)                 *
Ben A. Frydman.......................................          13,000(4)                 *
Robert S. Throop.....................................          15,000(4)                 *
Sandra A. Knell......................................          92,465(5)               2.0%
Jeffrey R. Wannamaker................................          72,490(5)               1.6%
David A. Berger......................................          60,831(5)               1.3%
Dennis A. Castagnola.................................          21,246(5)                 *
All directors and officers as a group (10 persons)...       1,303,623(6)              27.8%

---------------
 *  Less than 1%.

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Does not include an aggregate of 50,016 shares held in trust for the benefit of Mr. McGuire's adult children, as to which Mr. McGuire disclaims beneficial ownership. Includes 34,750 shares subject to outstanding stock options exercisable during the 60-day period ending August 17, 1999.

(3) In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., a registered investment advisor ("DFA"), has reported that all 404,600 shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open ended investment company or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans for which DFA serves as investment manager. DFA disclaims beneficial ownership of all such shares.

(4) Includes shares subject to outstanding stock options, as follows: Mr. Sullivan -- 12,000 shares; Mr. Turco -- 12,000 shares; Mr. Frydman -- 12,000 shares; Mr. Throop -- 10,000 shares, and Mr. Casey -- 2,000 shares.

(5) Includes shares subject to outstanding stock options exercisable during the 60-day period ending August 17, 1999, as follows: Mrs. Knell -- 54,500 shares; Mr. Wannamaker -- 54,500 shares; Mr. Berger -- 42,500 shares; and Mr. Castagnola -- 16,750 shares.

(6) Includes 251,000 shares subject to outstanding stock options exercisable during the 60-day period ending August 17, 1999.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     As of the date of the Annual Meeting, the authorized number of directors will be four (4), as a result of decisions by Messrs. Sullivan and Turco to retire and not stand for reelection to the Board. The Company's Bylaws provide for a classified Board of Directors with one class of directors elected each year for a term of three years. The Director in Class II, John W. Casey, holds office until the 1999 Annual Stockholders Meeting; the Directors in Class III, Thomas R. McGuire and Ben A. Frydman, hold office until the 2000 Annual Stockholders Meeting; and the Director in Class I, Robert S. Throop, holds office until the 2001 Annual Stockholders Meeting.

     Unless authority to vote for the Class II Nominee has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of John W. Casey, who is an incumbent director, as the Class II Director of the Company to serve for a term of three years or until his successor is elected and qualified. Under Delaware law, the nominee receiving the highest number of votes will be elected as the Class II Director at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     Mr. Casey has consented to serve as a Director if he is elected at the Annual Meeting. If any nominee becomes unavailable for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will become unavailable to serve.

     The names and certain information, as of June 18, 1999, concerning, John W. Casey, the nominee for election as a Class II Director, and the continuing Directors, are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED BELOW.

NOMINEE AND DIRECTORS

             NAME AND AGE                           POSITION WITH THE COMPANY
             ------------                           -------------------------
CLASS II NOMINEE
  John W. Casey, 55...................  Director

CLASS III DIRECTORS
  Thomas R. McGuire, 55...............  Chairman and Chief Executive Officer and Director
  Ben A. Frydman, 52..................  Director and Assistant Secretary

CLASS I DIRECTOR
  Robert S. Throop, 61................  Director

     John W. Casey has served as a director since August 1998. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Manufacturing Company ("Shurflo"), which was engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including recreational vehicles and soft drink dispensing machines. Mr. Casey also serves as a director of Shurflo Pump Manufacturing Company, A WICOR Company; the Deschutes Basin Land Trust and RV/MHI Heritage Foundation, Inc.

     Thomas R. McGuire is a founder of the Company and has been a director since 1977. For more than the past five years he has been Chairman of the Board and Chief Executive Officer of the Company. From 1981 until August 1985 he also served as the Company's Chief Financial Officer and Secretary.

     Ben A. Frydman has served as a director since 1988. Mr. Frydman is, and for more than the past five years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson & Rauth, a Professional corporation, which provided legal services to the Company in 1998.

     Robert S. Throop has served as a director since 1995. Until his retirement in late 1996, and for more than five years prior thereto, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc. ("Anthem"), which is a national distributor of semiconductor and computer products. Mr. Throop is also a director of Arrow Electronics, Inc., the corporate parent of Anthem, and the Manitowoc Company, both of which are public companies.

     There are no family relationships among any of the Company's officers or directors.

BOARD MEETINGS

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1998. In 1998, each of the Directors attended at least 75% of the number of meetings of the Board and of the number of meeting of the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit and Compensation Committees.

     The Audit Committee was established to meet with the independent public accountants to review planned audit procedures and to review with the independent public accountants and management the results of audits, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. John Turco and Robert S. Throop were the members of the Audit Committee in the fiscal year ended December 31,1998, during which the Committee held one meeting. Following the Annual Meeting, it is expected that Messrs. Throop and Casey will be the members of the Audit Committee.

     The Compensation Committee reviews programs in the areas of employee and incentive compensation plans, administers the Company's Stock Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. Louis B. Sullivan, Robert S. Throop and John Turco served as the members of the Compensation Committee in the fiscal year ended December 31,1998, during which the Committee held two meetings. Following the Annual Meeting, it is expected that Messrs. Throop and Casey will be the members of the Compensation Committee.

     The Board of Directors does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

DIRECTOR'S COMPENSATION

     Directors who also are Company employees receive no compensation for serving as directors. Non-employee directors are paid a retainer of $6,000 per year and receive $1,500 for each Board of Directors' meeting attended and are reimbursed for the out-of-pocket expenses incurred in attending those meetings. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Each non-employee director is automatically granted, on the date of each annual stockholders' meeting, an option to purchase 2,000 shares of the Company's Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on its review of copies of reporting forms and certifications of the Company's directors and executive officers, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and executive officers in the year ended December 31, 1998 were satisfied.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the fiscal year ended December 31, 1998, by the Company's Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities exceeded $100,000 for fiscal year 1998 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION         ---------------------
                                              -----------------------------    SECURITIES UNDERLYING
        NAME AND PRINCIPAL POSITION           YEAR    SALARY($)    BONUS(1)         OPTIONS(#)
        ---------------------------           ----    ---------    --------    ---------------------
Thomas R. McGuire...........................  1998    $248,276     $20,000                -0-
  Chairman of the Board and                   1997     248,303         -0-             47,500
  Chief Executive Officer                     1996     263,532      59,250                -0-
Sandra A. Knell.............................  1998     143,366      13,500             50,000
  Chief Financial Officer and                 1997     134,039         -0-             20,000
  Executive Vice President                    1996     121,192      30,500                -0-
Jeffrey R. Wannamaker.......................  1998     160,193      16,500             50,000
  Executive Vice President and                1997     134,039         -0-             20,000
  President of Distribution Division          1996     121,192      30,500                -0-
David A. Berger.............................  1998     112,116      10,000             20,000
  Executive Vice President                    1997     106,542         -0-             20,000
                                              1996     102,248      30,500                -0-
Dennis A. Castagnola........................  1998     112,116      10,000             20,000
  Executive Vice President and                1997     108,437         -0-             12,500
  President of the DTS Division               1996      94,313      22,100                -0-

---------------
(1) Bonuses were awarded under annual incentive compensation plans.

OPTION GRANTS

     Set forth below is certain information regarding options to purchase Common Stock of the Company that were granted to the Named Officers by the Company in the fiscal year ended December 31, 1998.

                                                                                                POTENTIAL REALIZABLE
                                                                                                 VALUE OF OPTIONS AT
                                                                                                ASSUMED ANNUAL RATES
                                  NUMBER OF        PERCENT OF                                      OF STOCK PRICE
                                  SECURITIES      TOTAL OPTIONS                                   APPRECIATION FOR
                                  UNDERLYING       GRANTED TO         EXERCISE                     OPTION TERM(4)
                                   OPTIONS        ALL EMPLOYEES        PRICE       EXPIRATION   ---------------------
             NAME                 GRANTED(1)    IN FISCAL YEAR(2)   ($/SHARE)(3)      DATE         5%          10%
             ----                ------------   -----------------   ------------   ----------   ---------   ---------
Thomas R. McGuire..............        -0-             0.0%               N/A           N/A     $    -0-    $    -0-
Sandra A. Knell................     50,000            28.9             3.1875       1/07/08      100,000     254,000
Jeffrey R. Wannamaker..........     50,000            28.9             3.1875       1/07/08      100,000     254,000
David A. Berger................     20,000            11.6             3.1875       1/07/08       40,000     101,600
Dennis A. Castagnola...........     20,000            11.6             3.1875       1/07/08       40,000     101,600

---------------
(1) These options vest in five equal annual installments of 20% of the shares covered by such options. Each option is subject to termination in the event of the optionee's cessation of employment with the Company.

(2) Options to purchase an aggregate of 173,000 shares were granted to all employees in fiscal 1998, including the Named Officers. Each non-employee director received options to purchase 2,000 shares in 1998.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(4) There is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table, which utilizes arbitrary compounded rates of growth of the price of the Company's stock of 5% and 10% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     There were no option exercises by any of the Named Officers in 1998. In addition, none of the Named Officers held any "in-the-money" options as of December 31, 1998.

                       COMPENSATION COMMITTEE INTERLOCKS

     In fiscal year 1998 the members of the Committee were Louis B. Sullivan, John E. Turco and Robert S. Throop, who are non-employee directors of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

     The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for fiscal year 1998.

  Compensation Policies and Objectives

     In adopting compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

     - Annual executive compensation in excess of base salaries should be tied primarily to the Company's performance.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in the market performance of the Company's common stock.

  Salaries and Employee Benefits Programs

     In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered by competing businesses.

     In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of executive officers is the cost of living in Northern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

     In 1998, the Compensation Committee approved 19% increases in the annual salaries of Mrs. Knell and Mr. Wannamaker and increases of 5% in the respective annual salaries of Messrs. Berger and Castagnola, in order to make their salaries more competitive with salaries being paid to individuals holding similar positions with other corporations based in the San Jose/San Francisco area where the Company is headquartered. Mr. McGuire's salary was not increased. However, in 1997, Mr. McGuire took a voluntary pay reduction in his annual salary to $248,000 from $263,000. Effective in January 1999, the Compensation Committee approved an increase in his annual salary to bring it back to $263,000 per year.

     In order to retain qualified management personnel, the Company also has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

  Performance-Based Compensation

     The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on the Company's performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which executive officers and other key management personnel may earn bonuses, in amounts ranging from 5% to 100% of their annual salaries, provided the Company achieves or exceeds the earnings goal established for the year.

     The earnings goal is established on the basis of the annual operating plan that is initially developed by management, submitted to the Board of Directors for its review, possible modification and approval. The annual operating plan, which is designed to maximize profitability within the constraints of prevailing economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved;
(iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, the earnings goal in the annual operating plan, which is also the basis on which bonus awards are determined under the incentive plan, is fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

     In certain instances, bonuses under the incentive plan are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined at the beginning of the year to provide the requisite incentive for such performance.

     As a result of this performance-based bonus program, executive compensation generally increases in those years in which the Company's profitability increases. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, tend to be lower. The Company did achieve the earnings goal that had been established for 1998, and, accordingly, bonuses were awarded to executive officers under the incentive compensation program described above.

  Stock Options and Equity-Based Programs

     In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees may elect to have a portion of their salaries withheld and used, together with the Company's contributions, to purchase common stock of the Company. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company's common stock, which directly benefits all stockholders. Moreover, generally options are granted on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for senior executives to remain in the employ of the Company, but also makes the Company's earnings performance and longer term growth in share prices important for the executives who receive stock options.

     During 1998, the Company granted options to purchase an aggregate of 140,000 shares of its common stock to the Named Officers of the Company. The Company also made contributions to the Company's Employee Stock Purchase Plan, which were designed to increase management ownership of the Company's Common Stock and provide management with a continuing interest in the Company's share performance.

                               Louis B. Sullivan
                                 John E. Turco
                                Robert S. Throop

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph below, shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the American Stock Exchange composite index (the "AMEX Composite"), and an index of peer group companies (the "Peer Group") selected by the Company as described below.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     (COMPANY, AMEX COMPOSITE, PEER GROUP)

                                               COAST DISTRIBUTION SYSTEM,    CUSTOMER SELECTED STOCK
                                                          INC.                        LIST                  AMEX MARKET INDEX
                                               --------------------------    -----------------------        -----------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   124.49                       98.16                       88.33
'1995'                                                    97.96                      128.74                      113.86
'1996'                                                    59.18                      146.99                      120.15
'1997'                                                    51.02                      188.58                      144.57
'1998'                                                    44.90                      164.86                      142.61

     The graph above compares the performance of the Company with that of (i) the AMEX Composite index and (ii) a Peer Group consisting of Brunswick Corporation, Coachmen Industries, Inc., Fleetwood Enterprises, Inc., and Winnebago Industries, Inc., all of which are manufacturers of recreational vehicles, and West Marine, Inc., which is a vertically integrated retailer of boating products and accessories. The Company is the only publicly-traded company whose primary activity is the wholesale distribution of recreational vehicle and boating parts and accessories.

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the AMEX Composite and the Peer Group is based on the stock price or index at the end of fiscal 1993.

                                  PROPOSAL TWO

                     APPROVAL OF 1999 STOCK INCENTIVE PLAN

INTRODUCTION

     On April 20, 1999, the Board of Directors adopted The Coast Distribution System, Inc. 1999 Stock Incentive Plan (the "1999 Plan"), which provides for the grant, to officers, other key employees and directors of the Company and its subsidiaries, of options to purchase, and restricted rights to purchase, up to an aggregate of 300,000 shares of Common Stock of the Company.

     Approval of the 1999 Plan requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted FOR approval of the 1999 Plan.

     As of June 18, 1999, options for the purchase of an aggregate of 539,500 shares had been issued and were outstanding, and another 20,500 shares were available for the grant of future options, under the Company's 1993 Option Plan. However, of the number of options outstanding under the 1993 Option Plan, only 60,000 had in-the-money exercise prices (that is exercise prices above the prevailing market prices of the Company's outstanding shares). As a result, the Board concluded that it was advisable for the Company to adopt a new stock option and stock incentive plan, that would enable the Company to issue options or stock purchase rights that would provide meaningful incentives needed to attract new and retain existing officers, key employees and directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 PLAN.

     The essential features of the 1999 Plan are summarized below. The summary does not purport to be a complete description of the 1999 Plan. Copies of the 1999 Plan can be obtained by writing the Secretary, The Coast Distribution System, Inc., 350 Woodview Avenue, Morgan Hill, California 95037.

DESCRIPTION OF THE 1999 PLAN

     The 1999 Plan provides for the grant by the Company of options to purchase Common Stock, and also provides for sales of shares of restricted Common Stock, to officers and other key employees and to directors of the Company and its subsidiaries. If the 1999 Plan is approved by vote of the Stockholders at the Annual Meeting, the number of shares available for issuance under the 1999 Plan will be 300,000. The aggregate number and kind of shares covered by the 1999 Plan, and the number and kind of shares and the exercise price per share covered by outstanding stock options, will be subject to adjustment in the event of any changes in the character or number of outstanding shares of Common Stock by reason of stock splits, reverse stock splits, stock dividends, reclassification or similar changes in the capital structure of the Company.

     At June 18, 1999, no options had been granted under the 1999 Plan. As of that same date, there were five executive officers, five non-employee directors and approximately 30 other employees of the Company and its subsidiaries that were eligible to participate in the 1999 Plan.

     The 1999 Plan provides that it is to be administered by the Board of Directors or a committee of at least two directors appointed by the Board (the "Committee"). The 1999 Plan is administered by the Company's Compensation Committee, the current members of which are Louis B. Sullivan, John E. Turco, and Robert S. Throop, all of whom are non-employee directors of the Company. Following the date of the Annual Meeting, it is expected that the members of the Committee will be Robert S. Throop and John W. Casey. The Committee has broad discretion, subject to the terms of the 1999 Plan, to determine the persons entitled to receive options and/or restricted stock, and the terms and conditions on which options and/or restricted stock are granted and to interpret and prescribe rules and regulations relating to the 1999 Plan.

STOCK OPTIONS

     Options granted under the 1999 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options," as determined by the Board of Directors or the Committee at the time of grant. The exercise price of options must be at least equal to the fair market value of the Common Stock as of the date of grant; provided, however, that in the case of an incentive stock option granted to any person who owns, at the time of the grant, stock possessing more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary corporation (a 10% stockholder), the exercise price must be at least 110% of the fair market value as of the date of grant. In addition, nonqualified options may be granted on terms which will permit the optionee to forego other compensation that would be payable to him or her by the Company, or any parent or subsidiary, in exchange for a reduction in the aggregate exercise price of such options equal to the amount of other compensation which such optionee agrees to forego.

     Incentive stock options may be granted under the 1999 Plan to officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, including directors if they are also employees. Nonqualified stock options may be granted to officers, key employees and directors (whether or not employed by the Company). Options may be exercised at such times and be subject to such restrictions and conditions as the Board or Committee approves, which need not be the same for all optionees. The Board or Committee has full discretion to determine the terms of vesting of options, whether by the tenure of employment or affiliation with the Company, by performance goals or by other events, which may include a change of control of the Company (provided that the aggregate fair market value of shares subject to incentive stock options that become exercisable for the first time in any calendar year cannot exceed $100,000).

     Options granted under the 1999 Plan are not transferable except by will or the laws of descent and distribution, provided that nonqualified stock options may be transferred pursuant to a qualified domestic relations order, as defined in the Code. Options may have a term not exceeding ten years from the date of grant, and not more than five years from the date of grant in the case of an incentive stock option granted to a 10% stockholder.

     The exercise price of stock options may be paid in cash; by delivery of other shares of Common Stock owned by the optionee or by cancellation of indebtedness of the Company to the optionee (in either case with the consent of the Board of Directors); provided that a public market for the Common Stock exists, by a "same day sale" commitment from the optionee and a broker to deliver proceeds of the sale of Common Stock acquired on exercise or through a "margin" commitment from the optionee and a broker to use the stock acquired on exercise as security for a loan from the broker to pay the exercise price; or such other form of consideration as the Board or Committee in its discretion may determine.

AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     Under the 1999 Plan, each director of the Company who is not an employee of the Company, and was not previously an officer or employee of the Company or subsidiary that was eligible to receive options under any employee stock option plan of the Company, will automatically be granted nonqualified options to purchase 2,000 shares of Common Stock upon commencement of service as a director, and incumbent directors who are not employees of the Company or any subsidiary will automatically be granted options to purchase 2,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company. The options granted on commencement of service will vest on the first anniversary of the date of grant. The options granted to incumbent directors on the date of each annual meeting of stockholders will vest in full six months after grant. In each case, the options will have an exercise price equal to the fair market value on the date of grant and will have a ten-year term. The amount, price and timing of grants and the vesting of options to be granted to non-employee directors pursuant to the automatic grant provisions of the 1999 Plan may be modified by action of the Board of Directors, but not more often than once every six months.

RESTRICTED STOCK

     The Committee may grant rights to purchase Common Stock on restricted terms to officers, key employees and directors (whether or not employed by the Company). Such rights would entitle the recipient to purchase a specified number of shares of Common Stock from the Company under the 1999 Plan on terms which would, for a specified period of time, restrict the transferability of the shares or require the recipient to resell the shares to the Company, at cost, on the occurrence of such conditions or events as the Committee may determine. The restrictions on transfer and any resale obligation would lapse on such schedule or on other conditions as the Committee may determine, which may include continued employment, achievement of financial goals, or upon the death, disability or retirement of the participant.

AMENDMENT AND TERMINATION OF THE 1999 PLAN

     The Board of Directors may amend or terminate the 1999 Plan at any time without stockholder approval; provided, however, that stockholder approval will be obtained for any amendment to the 1999 Plan to the extent that stockholder approval is necessary and desirable to comply with either Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code (or any other applicable law or regulation), and provided further, that the amount, price or timing of automatic option grants to non-employee directors may not be amended more often than once every six months except to comport with changes in Rule 16b-3 or the Code. Unless it is terminated sooner by the Board of Directors, the 1999 Plan will terminate on March 31, 2009.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of participation in the 1999 Plan (the Plan). The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below.

     Incentive Options. No taxable income will be recognized by an optionee under the 1999 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than 12 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

     Under the 1999 Plan, the Committee may permit an optionee to pay the exercise price of an incentive option by delivering shares of Common Stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than 12 months for long-term capital gains).

     Restricted Stock. The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

     If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

     Tax Withholding. Under the 1999 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1999 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                            INDEPENDENT ACCOUNTANTS

     During 1998 Grant Thornton provided audit services to the Company, which included the examination of the Company's financial statements for the year ended December 31, 1998. The Company has not yet selected auditors for fiscal year 1999. A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he so desires.

                                 ANNUAL REPORT

     The 1998 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of June 18, 1999. The Annual Report is not to be regarded as proxy solicitation material.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2000 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than February 29, 2000 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Sandra A. Knell
                                          Secretary

June 29, 1999

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

PROXY
                      THE COAST DISTRIBUTION SYSTEM, INC.
              1999 ANNUAL MEETING OF STOCKHOLDERS -- JULY 27, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas R. McGuire, Ben A. Frydman, Robert S. Throop, and each of them, individually, as attorneys and Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of The Coast Distribution System, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Executive Offices, 350 Woodview Avenue, Morgan Hill, California, at 10:00 A.M. on Tuesday, July 27, 1999.

1. ELECTION OF DIRECTOR:

   [ ] FOR THE NOMINEE LISTED BELOW   [ ] WITHHOLD AUTHORITY
                                          (to vote for the nominee listed below)

                                 John W. Casey

2. APPROVAL OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN:

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION, AS A DIRECTOR, OF THE NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" APPROVAL OF THE 1999 STOCK INCENTIVE PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                                  Date ___________________, 1999


                                                  ______________________________
                                                    (Signature of Stockholder)

                                                  ______________________________
                                                  Please sign your name exactly
                                                  as it appears hereon.
                                                  Executors, administrators,
                                                  guardians, officers of
                                                  corporations, and others
                                                  signing in fiduciary capacity
                                                  should state their full titles
                                                  as such.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND
     RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.